UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2010

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7A COMMERCIAL WHARF WEST, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 1, 2010, the Company announced that, effective February 16, 2010, the Company will voluntarily remove its Units from listing on the NASDAQ Capital Market. The Units currently trade under the symbol "COINU." Each Unit consists of one share of common stock and one Class H warrant. The Class H warrant entitles the holder to purchase one share of common stock at a price of $1.30 per share, and will expire on October 14, 2014. As a result of the delisting, beginning February 16, 2010, the Units will no longer trade under the symbol "COINU" and for each Unit held, the shareholder’s account will reflect ownership of one share of common stock and one Class H warrant. The common stock and the Class H warrants trade on the NASDAQ Capital Market under the symbols "COIN" and "COINW," respectively.

A copy of the press release announcing the separation of the Units is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated February 1, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

February 4, 2010	By:	/s/ Edward J. Gildea

Name: Edward J. Gildea
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 1, 2010